Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
February 27, 2019	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Appoints Vice Admiral Jan E. Tighe to its Board of Directors

THE WOODLANDS, TX — Huntsman Corporation (NYSE: HUN) today announced the appointment of Vice Admiral Jan E. Tighe, U.S. Navy retired, to its Board of Directors effective February 26, 2019. The Huntsman Board now comprises eight directors, seven of whom are independent.

Vice Admiral Tighe most recently served as Deputy Chief of Naval Operations for Information Warfare comprising executive responsibilities as Director of Naval Intelligence, U.S. Navy’s Chief Information Officer, and Director of Cybersecurity before her retirement from the U.S. Navy in August 2018.

Vice Admiral Tighe has served in the U.S. Navy since 1980 in various roles of increasing seniority including Commander of the U.S. Fleet Cyber Command and U.S. Tenth Fleet. Vice Admiral Tighe is a graduate of the U.S. Naval Academy with a B.S. in Theoretical Mathematics, and she received a M.S. in Applied Mathematics and a Ph.D. in Electrical Engineering from the U.S. Naval Postgraduate School (NPS). She served as the President of NPS from 2012 to 2013 and was inducted into the NPS Hall of Fame in June 2018 for her distinguished accomplishments and contributions at the highest levels of public service.

Vice Admiral Tighe currently serves as a member of the National Security Sector Advisory Committee of The MITRE Corporation and is a member on the Strategic Advisory Group of Paladin Capital Group. Vice Admiral Tighe also serves on the Board of Directors of The Goldman Sachs Group, Inc.

Commenting on the Board appointment, Peter Huntsman, Chairman, President and CEO, said, “We are honored to have Vice Admiral Tighe join our Board of Directors. Jan brings a wealth of knowledge having served a long and distinguished career managing multi-billion dollar budgets, serving as the CIO of the U.S. Navy, and leading the operations involving thousands of people. She will certainly add to the depth and capability of our Board of Directors.”

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2018 revenues more than $9 billion.  Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 75 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 10,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Certain information in this release constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed under the caption “Risk Factors” in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of Huntsman’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in Huntsman businesses and realize anticipated cost savings, and other financial, economic, competitive, environmental, political, legal, regulatory and technological factors. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.